Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Biodel Inc.
Danbury, Connecticut

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-153167) and (182877) and the Registration Statements on Form S-8 (No. 333-144407), (333-168903) and (180409) of Biodel Inc. of our report dated December 21, 2012, relating to the financial statements, which appears in this Form 10-K for the year ended September 30, 2012.

/s/ BDO USA, LLP
New York, New York
December 21, 2012